EXHIBIT 99.1

Press Release

Financial Contact:

Michael J. Casey

Chief Financial Officer

MAPICS, Inc.

(678) 319-8359

mike.casey@mapics.com

MAPICS DELIVERS SIGNIFICANTLY IMPROVED EARNINGS

FOR THIRD FISCAL QUARTER 2004

Operating Income Increases 109% Over Prior Year

ATLANTA (July 29, 2004) - MAPICS, Inc. (Nasdaq/NM: MAPX) today announced results for its third fiscal quarter ended June 30, 2004.

Key quarterly highlights (versus the prior year) for MAPICS include:

•	GAAP operating income increased to $3.6 million from $1.7 million.

•	GAAP earnings were $0.08 per share compared to $0.12 per share.

•	Adjusted earnings increased to $0.14 per share from $0.05 per share.

•	Adjusted earnings before income tax increased to $5.7 million from $1.8 million.

•	Cash flow from operating activities was $7.6 million versus $(0.6) million.

The Company reported GAAP net income for its third fiscal quarter of $2.2 million, or $0.08 per share (diluted) compared to net income of $3.0 million or $0.12 per share (diluted) in the prior year. The GAAP results for the third fiscal quarter of 2004 include a restructuring charge of $2.2 million. The prior year period results include an income tax benefit of $2.1 million and restructuring costs of $0.3 million. The Company also reported adjusted earnings for the third fiscal quarter of $3.6 million or $0.14 per share (diluted) compared to adjusted earnings of $1.1 million or $0.05 per share (diluted) for the same period last year. The Company is providing adjusted earnings and adjusted earnings before income tax as additional information regarding the Company’s operating results. Adjusted earnings represent income before restructuring, net of income taxes. The Company believes that this presentation of adjusted earnings provides useful information to investors to help identify financial and business trends related to the Company’s results of operations.

“The third quarter was a positive period for MAPICS as we continued to produce increased earnings and strong cash flow during a difficult time for enterprise software providers,” remarked Dick Cook, president and chief executive officer. “Total revenue was $41.8 million, decreasing from $44.0 million last quarter, but our ongoing focus on cost management drove outstanding growth in our operating income. Our balance sheet also grew stronger as we reduced

MAPICS, Inc. / 1000 Windward Concourse Parkway, Suite 100 / Alpharetta, GA 30005 / (678) 319-8000

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MAPICS, Inc. Reports Third Quarter Earnings

July 29, 2004

our debt by $6.25 million, ending the quarter with a debt balance of $8.0 million and $24.1 million in cash. Since the close of the quarter we have repaid all of the remaining debt and our cash position remains strong.”

“Demand for our solutions remained well balanced and with the benefit of our SyteLine 7 solution, we continued to maintain our average of about 50 new customers each quarter,” Cook added. “As we move into our fourth fiscal quarter, we remain optimistic for several reasons. First, we have historically generated our strongest financial results in the fourth fiscal quarter. Second, the success and feedback of our recent international customer conference in Chicago and our other customer conferences held around the world reinforces our belief of an increase in capital spending during the second half of the calendar year. Given these factors, as well as the results from our continued focus on cost management, we are encouraged about our opportunities in the current quarter.”

Other key quarterly highlights for MAPICS include the following:

•	Signed 39 new customer accounts during the quarter. New accounts included Ensinger, Ltd., CFAN Company, Franz Hof GmbH, Maron Products Incorporated and RMS Equipment Company.

•	Expanded partnerships with existing strategic customers including Meridian Automotive Systems, Inc., Kyocera Corporation, Tubed Products, Inc., Vestas Wind Systems and Semtech Corporation.

•	MAPICS SyteLine ERP Release 7 now shipped to over 400 customers.

•	Delivered localized MAPICS SyteLine ERP Release 7 solutions for China, Russia, Czech Republic, and Turkey.

•	Featured record attendance of 1,400 at “MPower” MAPICS 2004 International Customer Conference.

•	Hosted manufacturers from across Europe at localized conferences held in France, England and Germany to share best practices.

•	Received Pinnacle Award from Cognos, the world leader in business intelligence and corporate performance management.

•	Announced support of IBM’s new operating system, i5/OS V5R3, for MAPICS iSeries customers.

•	Named in the Top 200 on The 2004 VARBusiness 500 annual listing.

•	Acquired the MAGIK! Product Lifecycle Management solution which supports the management and automation of the product lifecycle process.

Business Outlook for Fiscal 2004

The Company believes that while the market conditions remain challenging as evidenced by the recent announcements by many enterprise software companies, its management of costs will impact its overall results positively. The Company anticipates greater earnings on moderate sequential growth in revenue in the fourth fiscal quarter. As a result, the Company now anticipates adjusted earnings for the fiscal year to range between $0.46 to $0.48 per share (diluted) and total revenue between $170 million and $175 million.

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MAPICS, Inc. Reports Third Quarter Earnings

July 29, 2004

About MAPICS

MAPICS is one of the largest global providers of solutions focused exclusively on manufacturing. Building on more than 25 years of industry experience and proven success, MAPICS helps manufacturers be world class by gaining market share, operating at peak efficiency, and exceeding customer expectations. The MAPICS solutions include software – extended ERP, CRM, and supply chain management – and professional services. The solutions are implemented on the two industry-leading technology platforms – Microsoft and IBM.

Headquartered in Atlanta, MAPICS has implemented solutions in more than 10,000 customer sites in more than 70 countries. For more information, visit www.mapics.com.

The live broadcast of the MAPICS quarterly conference call will be available online at www.mapics.com or www.fulldisclosure.com on July 29, 2004, beginning at 5:00 p.m. (Eastern Daylight Time). The online replay will be available at approximately 7:00 p.m. (Eastern Daylight Time) and continue for 30 days.

MAPICS is a trademark of MAPICS, Inc. The correct usage of the MAPICS name is all capitals. Other brand and product names may be trademarks of their respective owners.

Forward Looking Disclaimer and Quiet Period Notice

The statements regarding future financial performance are based on current expectations. These statements are forward looking. Actual results may differ materially, especially in the current uncertain economic environment. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may occur after the date of this release and also assume some modest improvement in the relevant economic environment and in capital spending over the year.

MAPICS will make this press release containing its published financial expectations available on its web site at www.mapics.com. Beginning September 15, 2004, MAPICS will observe a “Quiet Period” during which MAPICS and its representatives will not comment concerning previously published financial expectations. Prior to the start of the Quiet Period, the public can continue to rely on the expectations published in this Business Outlook section as still being MAPICS current expectation on matters covered, unless MAPICS publishes a notice stating otherwise. The public should not rely on previously published expectations during the Quiet Period, and MAPICS disclaims any obligation to update any previously published financial expectations during the Quiet Period. The Quiet Period will extend until the date when MAPICS next quarterly earnings release is published, presently scheduled for the fourth week of October 2004.

Statements in this press release or otherwise attributable to MAPICS regarding its business which are not historical fact including, without limit, statements regarding management’s belief

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MAPICS, Inc. Reports Third Quarter Earnings

July 29, 2004

of fourth fiscal quarter performance or those regarding future financial performance as contained in the Business Outlook section above, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Many factors could cause MAPICS actual results to differ materially from those expressed in the forward-looking statements including, without limit, the size and timing of license transactions and the mix of license revenue among our products, our ability to accurately forecast revenue, the effect of fluctuations in the economy including the effects of any outbreak of hostilities, the effect of economic conditions on the spending patterns of our customers, the ability to maintain adequate cash flow, the ability to successfully integrate acquisitions, the ability to maintain a satisfactory credit facility, the impact of competitive products and services, our relationship with our Affiliates and suppliers, the ability to improve sales, the ability to manage and reduce costs and expenses, the availability of qualified resources, the ability to develop and enhance products, and other risks detailed in the MAPICS Annual Report on Form 10-K and other filings with the SEC. MAPICS undertakes no obligation to revise or publicly update these forward-looking statements, whether as a result of new information, changed assumptions, or otherwise.

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MAPICS, Inc. Reports Third Quarter Earnings

July 29, 2004

MAPICS, Inc. and Subsidiaries

Selected Condensed Consolidated Financial Data

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2004	2003
Total revenue	$41,788	$47,077

Net income	$2,153	$3,001
Net income per common share (basic)	$0.09	$0.13
Weighted average common shares (basic)	23,785	22,729

Net income per common share (diluted)	$0.08	$0.12
Weighted average common shares (diluted)	25,924	24,790

Adjusted earnings *	$3,560	$1,116
Adjusted earnings per common share* (diluted)	$0.14	$0.05
Weighted average common shares (diluted)	25,924	24,790

	Nine Months Ended June 30,
	2004	2003
Total revenue	$128,820	$116,212

Net income	$6,550	$2,954
Net income per common share (basic)	$0.28	$0.14
Weighted average common shares (basic)	23,402	20,510

Net income per common share (diluted)	$0.25	$0.13
Weighted average common shares (diluted)	25,957	22,552

Adjusted earnings*	$8,216	$1,220
Adjusted earnings per common share* (diluted)	$0.32	$0.05
Weighted average common shares (diluted)	25,957	22,552

*	Adjusted earnings is income before restructuring costs, net of income taxes.

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MAPICS, Inc. Reports Third Quarter Earnings

July 29, 2004

MAPICS, Inc. and Subsidiaries

Adjusted Earnings Reconciliation

(In thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2004	2003	2004	2003
Income before income tax expense	$3,445	$1,467	$10,315	$1,389

Add Back: Restructuring costs	2,206	342	2,610	592

Adjusted earnings before income tax expense	5,651	1,809	12,925	1,981

Income tax expense	2,091	693	4,709	761
Effective Tax Rate	37.0%	38.3%	36.4%	38.4%

Adjusted earnings	$3,560	$1,116	$8,216	$1,220

Adjusted earnings per common shares (diluted)	$0.14	$0.05	$0.32	$0.05

Weighted average common shares (diluted)	25,924	24,790	25,957	22,552

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MAPICS, Inc. Reports Third Quarter Earnings

July 29, 2004

MAPICS, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2004	2003	2004	2003
Revenue:
License	$10,130	$13,558	$33,479	$32,346
Services	31,658	33,519	95,341	83,866

Total revenue	41,788	47,077	128,820	116,212

Operating expenses:
Cost of license revenue	4,320	5,016	13,702	13,215
Cost of services revenue	13,528	15,057	40,005	34,872
Selling and marketing	9,973	14,549	34,576	38,237
Product development	3,288	5,221	10,875	13,531
General and administrative	4,843	5,158	16,188	14,035
Restructuring costs	2,206	342	2,610	592

Total operating expenses	38,158	45,343	117,956	114,482

Income from operations	3,630	1,734	10,864	1,730

Interest income (expense), net	(185)	(267)	(549)	(341)

Income before income tax expense	3,445	1,467	10,315	1,389
Income tax expense (benefit)	1,292	(1,534)	3,765	(1,565)

Net income	$2,153	$3,001	$6,550	$2,954

Net income per common share - BASIC	$0.09	$0.13	$0.28	$0.14

Weighted average number of common shares outstanding	23,785	22,729	23,402	20,510

Net income per common share - DILUTED	$0.08	$0.12	$0.25	$0.13

Weighted average number of common shares and common equivalent shares outstanding	25,924	24,790	25,957	22,552

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MAPICS, Inc. Reports Third Quarter Earnings

July 29, 2004

MAPICS, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2004	September 30, 2003
ASSETS

Current assets:
Cash and cash equivalents	$24,119	$21,360
Accounts receivable, net	33,397	40,745
Deferred royalties and commissions	13,845	14,673
Other current assets, net	8,108	13,352

Total current assets	79,469	90,130
Property and equipment, net	4,940	5,951
Computer software costs, net	30,011	29,231
Goodwill and other intangible assets, net	48,996	49,708
Other non-current assets, net	18,846	17,901

Total assets	$182,262	$192,921

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$32,681	$41,699
Current portion of debt	8,000	9,500
Restructuring reserve, current	2,993	4,272
Deferred license revenue	14,424	16,578
Deferred services revenue	59,450	58,751

Total current liabilities	117,548	130,800
Long term debt	—	9,500
Restructuring reserve, non-current	1,958	2,017
Other non-current liabilities	750	954

Total liabilities	120,256	143,271
Total shareholders’ equity	62,006	49,650

Total liabilities and shareholders’ equity	$182,262	$192,921

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MAPICS, Inc. Reports Third Quarter Earnings

July 29, 2004

MAPICS, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2004	2003
Cash flows from operating activities:
Net income	$2,153	$3,001
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	611	812
Amortization	2,975	2,622
Provision for bad debts	523	292
Deferred income taxes	1,096	765
Other non-cash items, net	109	247
Changes in operating assets and liabilities:
Accounts receivable	1,882	(2,893)
Deferred royalties & commissions	114	1,744
Other assets, current & non-current	253	(803)
Restructuring reserve, current & non-current	1,410	(3,101)
Deferred license revenue	592	(1,650)
Deferred services revenue	1,001	(210)
Other liabilities, current & non-current	(5,127)	(1,418)

Net cash provided by (used for) operating activities	7,592	(592)

Cash flows from investing activities:
Purchases of property and equipment	(156)	(520)
Additions to computer software costs	(2,911)	(2,085)
Acquisition related costs	—	(109)

Net cash used for investing activities	(3,067)	(2,714)

Cash flows from financing activities:
Proceeds from stock options exercised	911	—
Principal repayments of long-term debt and revolving credit facility	(6,250)	—
Payment of debt issuance costs	—	(67)
Other financing activities, net	41	3

Net cash used for financing activities	(5,298)	(64)

Effect of exchange rate changes on cash	(95)	40

Net decrease in cash and cash equivalents	(868)	(3,330)
Cash and cash equivalents at beginning of period	24,987	25,932

Cash and cash equivalents at end of period	$24,119	$22,602

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

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MAPICS, Inc. Reports Third Quarter Earnings

July 29, 2004

MAPICS, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended June 30,
	2004	2003
Cash flows from operating activities:
Net income	$6,550	$2,954
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,979	2,026
Amortization	9,399	6,594
Provision for bad debts	1,823	1,739
Deferred income taxes	2,745	(709)
Other non-cash items, net	392	644
Changes in operating assets and liabilities:
Accounts receivable	5,560	4,871
Deferred royalties & commissions	846	4,177
Other assets, current & non-current	1,688	482
Restructuring reserve, current & non-current	(417)	(3,127)
Deferred license revenue	(2,200)	(3,405)
Deferred services revenue	470	(3,666)
Other liabilities, current & non-current	(10,636)	(3,668)

Net cash provided by operating activities	18,199	8,912

Cash flows from investing activities:
Purchases of property and equipment	(976)	(1,712)
Additions to computer software costs	(8,644)	(4,066)
Acquisitions, net of cash acquired	—	(2,786)

Net cash used for investing activities	(9,620)	(8,564)

Cash flows from financing activities:
Proceeds from stock options exercised	4,840	—
Proceeds from long-term debt and revolving credit facility	1,500	21,700
Principal repayments of long-term debt and revolving credit facility	(12,500)	(22,757)
Payment of debt issuance costs	(34)	(757)
Other financing activities, net	305	286

Net cash used for financing activities	(5,889)	(1,528)

Effect of exchange rate changes on cash	69	121

Net increase (decrease) in cash and cash equivalents	2,759	(1,059)
Cash and cash equivalents at beginning of period	21,360	23,661

Cash and cash equivalents at end of period	$24,119	$22,602

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

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